UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-A	OMB APPROVAL
OMB Number: 3235-0056 Expires: March 31, 2022 Estimated average burden hours per response.... 3.0

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HOOPS SCOUTING USA
(Exact name of registrant as specified in charter)

Wyoming	38-4010393
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

63 Rocio Court Palm Desert, California	92260
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  Form S-1; SEC File Number: 333-260704

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.0001

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number: 333-260704) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-260704 on November 3, 2021. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion
23.1	Consent of Accountant

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOOPS SCOUTING USA

Date: January 24, 2022	By:	/s/ Jamie Oei
Jamie Oei, President and C.E.O.

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